EXHIBIT 10.28

                        NITROGEN SUPPLY SYSTEM AGREEMENT
                               AMENDMENT NUMBER 1

      THIS AMENDMENT made and effective as of the 15th day of September, 1996 (hereinafter referred to as the "Amended Effective Date"),

      BETWEEN: AIR LIQUIDE AMERICA CORPORATION, successor to LIQUID AIR CORPORATION, MERCHANT (GAS DIVISION, a corporation duly incorporated under the laws of the State of Delaware, having its main office at 2700 Post Oak Street, Houston, Texas 77056 (hereinafter referred to as AIR LIQUIDE). References in this Amendment and in the Agreement to Liquid Air and "LAC" shall mean "Air Liquide".

      AND HARRIS CORPORATION, SEMICONDUCTOR SECTOR, a corporation duly incorporated under the laws of the State of Delaware, having offices at 2401 Palm Bay Road, Palm Bay, Florida (Hereinafter referred to as "HSS")

      WHEREAS, HSS AND AIR LIQUIDE entered into that certain NITROGEN SUPPLY SYSTEM AGREEMENT dated as of the 22nd day of September, 1992 (hereinafter referred to as the Agreement); and

      WHEREAS, HSS is presently expanding the HSS Plant Facilities (as that term is defined in the Agreement); and

      WHEREAS HSS to increase the capacity of Gaseous Nitrogen it wishes to purchase from AIR LIQUIDE in accordance with Paragraph 3.1 of the Agreement: and

      WHEREAS, HSS also desires to purchase Compressed Dry Air from AIR LIQUIDE; and

      WHEREAS, AIR LIQUIDE desires to increase its delivery capacity of Gaseous Nitrogen by installing Plant #3 (see description below) and pursuant to Paragraph 3.1 of the Agreement sells to HSS its entire requirement for Nitrogen; and

      WHEREAS, AIR LIQUIDE is desirous of adding the capacity to provide HSS with Compressed Dry Air,

      NOW THEN, in order to bring Plant #3 and the Compressed Dry Air System under the coverage of the Agreement, AIR LIQUIDE and HSS agree to amend and supplement the Agreement in the manner as mutually agreed and set forth below:

I.    Definitions

      As used in the Amendment, all of the defined terms as used in the Agreement shall have the same meaning as used in the Agreement except and to the extent modified below:

      1. HSS's Distribution System shall also refer to the system of trunk and service pipelines leading from the battery limits of the AIR LIQUIDE Plant Facility for the distribution of Nitrogen to the various use points within HSS's Plant Facilities.

      2. Completion Date shall mean with respect to Plant #3 and with respect to the Compressed Dry Air System December 31, 1996 (or such later date as may result from events beyond Air Liquide's reasonable control) or an earlier date, if AIR LIQUIDE notifies HSS that Plant #3 and the Compressed Dry Air System is available, operating and on line.

      3. Compressed Dry Air System shall mean all equipment and facilities to be installed, owned and operated by AIR LIQUIDE on the Leased Premises capable of producing compressed dry air meeting the specifications set forth on Exhibit A to this Amendment.

      4. Plant #3 shall mean the new nitrogen generator (APSA6 type) capable of producing 40,000 SCF per hour of Gaseous Nitrogen.

      5. Gaseous Nitrogen shall mean all quantities of Nitrogen produced in gaseous form by the AIR LIQUIDE Plant Facility; HPN-l 8 (Plant #2). HPN-65 (Plant #1) and APSA 6 (Plant #3) and made available for delivery to HSS.

      6. AIR LIQUIDE Plant Facility shall mean all equipment and facilities previously or to be installed, owned and operated by AIR LIQUIDE on the Leased Premises for the production, storage, vaporization, compression and delivery of Nitrogen in accordance with the Agreement, including any alteration or expansion of such facilities during the term hereof. The AIR LIQUIDE Plant Facility shall be capable of producing and compressing a maximum of eighteen thousand (18,000) SCF per hour of Gaseous Nitrogen (Plant #2) at ninety (90) PSIG, sixty-five thousand (65,000) SCF per hour of Gaseous Nitrogen (Plant #1) at ninety-five (95) PSIG and forty thousand (40,000) SCF per hour of Gaseous Nitrogen (Plant #3) at ninety (90) PSIG, (the "Plant Maximums") and shall include the Liquid Back-up system and the Compressed Dry Air System.

II.   Construction

      A. Upon the Amended Effective Date AIR LIQUIDE shall commence its efforts to obtain and maintain all permits and licenses necessary for the construction of the

            Plant #3 and the Compressed Dry Air System. HSS shall use all reasonable efforts to assist AIR LIQUIDE in obtaining and maintaining such permits and licenses. Should AIR LIQUIDE, despite exerting every reasonable effort, be unable to obtain all permits and licenses necessary for the construction of Plant #3 (APSA 6) or the Compressed Dry Air System as contemplated hereunder within three hundred (300) days of the Amended Effective Date. AIR LIQUIDE shall so notify HSS in writing; and those parts of this Amendment relating to the construction of Plant #3 or the Compressed Dry Air System as the case may be, may then be suspended by either party by written notice to the other at any time thereafter until such time as all such permits and licenses have been obtained. Unless otherwise agreed in writing by AIR LIQUIDE and HSS, AIR LIQUIDE shall not, during the period prior to obtaining all necessary permits and licenses, undertake or commence any work on the design, engineering, fabrication, procurement or construction of the AIR LIQUIDE #3 Plant Facility or the Compressed Dry Air System, as the case may be.

      B. Promptly upon AIR LIQUIDE obtaining all necessary permits and licenses, AIR LIQUIDE shall at its sole expense, make necessary and appropriate preparations for, and thereafter proceed with design, engineering, fabrication, procurement, and construction of the Plant #3 and the Compressed Dry Air System described in Exhibit B to this amendment, upon the Leased Premises.

      C. During the preparation for and the construction of Plant #3 and the Compressed Dry Air System, and at all times as applicable during the Term, of the Amendment, AIR LIQUIDE shall fulfill the obligations set forth in Paragraph 2.3 a through and including Paragraph 2.3 e of the Agreement.

      D. During the preparation for and the construction of Plant #3 and the Compressed Dry Air Systems, and at all times as applicable during the Term of the Amendment, HSS shall fulfill the obligations set forth in Paragraph 2.4 a through and including Paragraph 2.4 c of the Agreement HSS will provide concrete foundations per Air Liquide specifications for the support of the systems, as well as, lighting, fencing underground electrical conduits to the points of connection of the systems and a grounding grid. In addition HSS shall provide to AIR LIQUIDE the additional utilities set forth on Exhibit C to this amendment and the additional property needed for Plant #3, the new liquid nitrogen vaporization system and the Compressed Dry Air System, all as more fully set forth in an amended Appendix A to
            Exhibit 1 of the Agreement, Description of Leased Premises. HSS shall also provide to AIR LIQUIDE promptly (and in any event no later than October 1, 1996) after the execution of this amendment, a fully executed and recordable memorandum of lease reflecting the increase of the area covered by the 1992 Indenture of lease to include the area to be occupied by Plant #3 and the Compressed Dry Air System. Additionally, the plot plan for Plant #3 and the Compressed Dry Air System is included as Exhibit D to this Amendment.

III.  Pricing

      A. Paragraph 4.1(a) is hereby amended by adding two new subparagraphs at the end of the existing subparagraphs reading as follows:

            "A monthly Facility Fee for the Plant #3 of $20,000 starting on completion date of Plant #3. Said monthly Facility Fee shall be payable regardless of HSS requirements or consumption up to the Plant Maximums set forth in Paragraph A.f of the Amendment."

            "A monthly Facility Fee for the Compressed Dry Air System of $9,500 starting on completion date of the compressed dry air system. Said monthly Facility Fee shall be payable regardless of HSS requirements or consumption up to the Plant Maximums set forth in Exhibit A of the Amendment."

      B.    Paragraph 4.1 [c] is hereby amended to read as follows:

            "For all quantities of Hauled-In Liquid Nitrogen delivered by AIR LIQUIDE to HSS, on or after July 1, 1996, HSS shall pay AIR LIQUIDE a unit price of thirty five cents per hundred standard cubic feet ($0.35/100 scf). For all quantities of Hauled-In Liquid Nitrogen delivered by AIR LIQUIDE to HSS, prior to July 1, 1996. HSS shall pay the present price being paid by HSS under the unamended Agreement."

IV.   Price Adjustments

      A.    Paragraph 5.1 is hereby amended to read as follows:

            The price of Hauled-In Liquid Nitrogen (Para 3.2) shall be adjusted on the first anniversary and every subsequent anniversary of the Amended Effective Date in direct proportion to changes in the Producer Price Index (PPI), Table 3. Industry code 2813 (Industrial Gases) baselined in 1981. The adjusted Hauled-In Liquid Nitrogen price shall be calculated by multiplying $0.35/100 scf by the latest known PPI index at the time of the adjustment minus 163.1 (Index of January 1996) divided by 163.1

V.    HSS's Distribution System

      The Agreement is hereby amended by substituting the following for Paragraph 8.0: "HSS shall be responsible, at its own costs, for maintaining HSS's Distribution System in a condition suitable for receiving Gaseous Nitrogen at working pressures up to the one hundred ten
      (110) PSIG for the Plant #2, and up to one hundred twenty (120) PSIG for the #1 and #3 Plants at all times during the term of this Amendment. AIR LIQUIDE agrees to install, construct and connect the necessary vaporization and filtration equipment and tie-ins with the existing HSS Distribution System need to supply MOS 8 with vaporized Liquid."

VI.   Specifications

      The Agreement is hereby amended by substituting the following for the first sentence of Paragraph 9.1:
      "All Gaseous Nitrogen delivered by AIR LIQUIDE hereunder at a flow rate not exceeding eighteen thousand (18,000) SCFH for the #2 Plant, sixty-five thousand (65,000) SCFH for the #1 Plant and forty thousand (40,000) SCFH for the #3 Plant, shall be in accordance with the following specifications:"

      In addition add the following line to item 3 of the specifications:
      "PRESSURE AT POINT OF DELIVERY (PSIG) #3 PLANT 90"

VII.  Shutdowns

      The Agreement is hereby amended by substituting the following for Paragraph 11.2. "In the event that downtime of the AIR LIQUIDE Plant Facility, for reasons other than force majeure, solely attributable to AIR LIQUIDE exceeds 350 hours for the #1 Plant, 350 hours for the #2 plant and 350 hours for the #3 Plant in any sliding two year period of the Agreement, commencing with the Completion date, then during any downtime exceeding 350 hours per plant in any said two year period. AIR LIQUIDE's price to HSS for vaporized Hauled-In Liquid Nitrogen, up to sixty-five thousand (65,000) SCFH for the #1 Plant, eighteen thousand (18,000) SCFH for the #2 Plant and forty thousand (40,000) SCFH for the #3 Plant shall be equal to the average power cost to HSS for the production of a like quantity of Gaseous Nitrogen at the AIR LIQUIDE Plant Facility during the most recent on-stream month. All other conditions of the Agreement including payment of the monthly Facility Fee adjustment called for (the pursuant to Paragraph 5.1 (as amended) shall also be made during such downtime periods. Said price adjustment(s) shall be the sole remedy of HSS for any downtime.

VIII. Warranties

      The Agreement is hereby amended to extend this limitation of warranty referred to in Section 16 to Nitrogen and Compressed Dry Air.

IX.   Term

      A. "The Term of this Amendment (with respect to Plant #3 and the Compressed Dry Air System (only) begins on the Amended Effective Date and, except as otherwise herein specifically provided shall continue for an Initial Period beginning on the said Amended Effective date and continuing until the end of 120th month following the Completion Date for #3 Plant and Compressed Dry Air System. After the end of the said 120th month the Term shall further continue for five year terms unless written notice of termination is given by either party ax least twelve (12) months prior to the end of the said 120th month.

      B. The agreement is hereby amended by adding the following Paragraph after Paragraph 19.2:

            With regards to Plant #3 and Compressed Dry Air System, "HSS shall have the option of terminating this Agreement for those plants subject to the conditions set forth in paragraph 7.3, at any time after two (2) years from the Completion Date for each Plant and prior to the expiration of the Initial Period hereof, by giving AIR LIQUIDE at least a twelve (12) months prior written notice of termination. Upon the effective date of such termination and as a condition thereof, HSS shall pay to AIR LIQUIDE a lump sum cancellation fee (prorated for fractional parts of a year) calculated as follows:

Residual Life of the Initial Period            Cancellation Fee Expressed As the
-----------------------------------                         Monthly
                                                            -------

From the Plant Completion Date                 Facility Fee Multiplied By
------------------------------                 --------------------------
          8 years                                       30 Months
          7 years                                       26 Months
          6 years                                       22 Months
          5 years                                       17 Months
          4 years                                       14 Months
          3 years                                       10 Months
          2 years                                       5 Months
          1 year                                        3 Months

X.    Amendment

      Except as amended herein above the Agreement dated as of the 22nd day of September, 1992 remains in full force and effect, as if set forth and incorporated herein.

      IN WITNESS WHEREOF, the parties have hereunto set their hand before witnesses as of the date and year first above written.

      HARRIS CORPORATION                AIR LIQUIDE AMERICA
      SEMICONDUCTOR SECTOR              CORPORATION ELECTRONICS


PER: [illegible]                        PER: [illegible]
     -------------------------------         -----------------------------------

TITLE: Sr. Mgr. Cont. Admin.            TITLE: VP - Electronics
       -----------------------------           ---------------------------------

WITNESS: [illegible]                    WITNESS: /s/ Linda S. Broadfoot
         ---------------------------             -------------------------------

                                    Exhibit A

                        Compressed Dry Air Specifications

Flow Rate:  2,000 scfm +/- 4%

Pressure:   125 psig +/- 5 psig

Purity:     -70 degrees F dew point

                                    Exhibit B

o     List of major equipment

o Two identical Sullair Air Compressor with 600 HP motors (one for compressed dry air, one for the nitrogen generator (Plant #3)

o     Two compressed dry air dryers sets

o     Warm skid for air pretreatment for nitrogen generator

o     Air Distillation cold box

o     Back-up vaporizer for nitrogen

o     Filter skid for nitrogen

                                    Exhibit C

Estimated Utilities provided by HSS to Air Liquide Plant #3 and Compressed Dry Air System

o     Electrical Power

      o     at 4160 volts 3 phases, 60 cycles and at 480 volts 3 phase 60 cycles

      o Expected total Operating demand: 900 KW +/- 4% for 40,000 scfh of nitrogen and 2,000 scfm of compressed dry air.

o     Cooling Water     None

o     Liquid Nitrogen   780 scfh

o     Potable water, sewage, telephone and data lines